Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 No. 333-264845) of Recursion Pharmaceuticals, Inc.,

(2) Registration Statement (Form S-8 No. 333-264847) pertaining to the 2021 Equity Incentive Plan and 2021 Employee Stock Purchase Plan of Recursion Pharmaceuticals, Inc., and

(3) Registration Statement (Form S-8 No. 333-255315) pertaining to the 2021 Equity Incentive Plan, 2021 Employee Stock Purchase Plan, and the 2016 Equity Incentive Plan of Recursion Pharmaceuticals Inc.;

of our reports dated February 27, 2023, with respect to the consolidated financial statements of Recursion Pharmaceuticals, Inc. and the effectiveness of internal control over financial reporting of Recursion Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) of Recursion Pharmaceuticals, Inc. for the year ended December 31, 2022.

/s/ Ernst & Young LLP

Salt Lake City, UT
February 27, 2023